UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2013 (May 30, 2013)

Giggles N Hugs, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-138944	20-1681362
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

10250 Santa Monica Blvd., Suite 155, Los Angeles, CA 90067

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code: 310-553-4847

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On May 30, 2013, Giggles N Hugs, Inc., a Nevada corporation (the “Company”), entered into a Private Placement Engagement Agreement (the “Engagement Agreement”) with WestPark Capital, Inc. (“Consultant”) dated as of May 22, 2013. The Engagement Agreement is for a term of nine (9) months and requires Consultant to provide certain investor relations services to the Company in exchange for (i) a cash payment of up to ten percent (10%) of the value of any equity or debt transaction conducted by the Company that is facilitated by Consultant (a “Financing Transaction”), and (ii) a seven-year warrant (the “Warrant”) for the purchase of an equity interest in the Company equal to three percent (3%)of the Company’s outstanding equity post-Financing Transaction. Shares issued under the Warrant would be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

The description of the Engagement Agreement, above, is qualified in its entirety by reference to the full text of the Engagement Agreement, which is filed as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 10.1	Private Placement Engagement Agreement dated May 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Giggles N Hugs, Inc.

Date: June 4, 2013

	By:	/s/ Joey Parsi
	Name:	Joey Parsi
	Title:	Chief Executive Officer